EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Third Quarter EPS of $0.15

GREENSBORO, N.C., Oct. 31, 2011 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported third quarter 2011 results with highlights as follows:

Third Quarter 2011 Financial Highlights

  Net income for the third quarter of 2011 was $812,000 compared to a net loss of $1,804,000 in the third quarter of 2010. Net income (loss) was $1,366,000 and ($3,073,000) for the nine months ended September 30, 2011 and 2010, respectively.
  Diluted net income (loss) per common share was $0.15 and ($0.62) in the third quarter of 2011 and 2010, respectively.
  Net income available to common shareholders was $520,000 in the third quarter of 2011 compared to a net loss allocable to common shareholders of $2,086,000 in the third quarter of 2010.
  The net interest margin, computed on a fully taxable basis, increased to 3.89% in the third quarter of 2011 compared to 3.70% in the third quarter of 2010.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at September 30, 2011 for Carolina Bank improved to 8.15% for Tier 1 leverage, 9.64% for Tier 1 risk-based, and 12.53% for total risk-based.
  The provision for loan losses decreased to $1.8 million in the third quarter of 2011 from $6.6 million in the same quarter of 2010.
  Average non-interest-bearing demand deposits grew 27.7% in the third quarter of 2011 from the same quarter in 2010.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc., commented, "Our core bank continues to improve and build value for our shareholders. Our net interest margin of 3.89% in the third quarter of 2011 was the highest in ten years, our capital ratios continue to increase as a result of earnings and moderate growth, and our provision for loan losses declined 72.8% in the third quarter of 2011 from the third quarter of 2010. Our average non-interest-bearing demand deposits have increased 27.7% and our average savings and money market balances are up 7.1% in the third quarter of 2011 from a year ago. Our mortgage division was quite profitable in the third quarter of 2011 and has seen a recent increase in originations."

Non-performing loans to total loans held for investment decreased to 4.99% at September 30, 2011 from 5.39% at December 31, 2010. Non-performing assets to total assets decreased to 5.06% at September 30, 2011 from 5.55% at December 31, 2010. Braswell commented, "Reducing the elevated level of non-performing assets continues to be a top priority of our Bank. We are also focusing on the continued development of a strong credit culture to improve future results for shareholders." The allowance for loan losses to loans held for investment increased from 2.40% at December 31, 2010 to 2.46% at September 30, 2011.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. A mortgage loan production office was opened in Burlington in July 2010. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	September 30,	December 31,
	2011	2010*
	(unaudited)
	(in thousands)
Assets
Cash and due from banks	$ 8,061	$ 5,116
Interest-bearing deposits with banks	5,693	17,710
Securities available-for-sale, at fair value	44,903	42,785
Securities held-to-maturity	452	563
Loans held for sale	71,972	53,961
Loans	489,782	514,029
Less allowance for loan losses	(12,049)	(12,359)
Net loans	477,733	501,670
Premises and equipment, net	18,109	18,622
Other real estate owned	8,972	9,848
Bank-owned life insurance	10,291	10,003
Other assets	15,598	16,423
Total assets	$ 661,784	$ 676,701

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 53,918	$ 43,564
NOW, money market and savings	320,997	303,203
Time	210,269	257,800
Total deposits	585,184	604,567

Advances from the Federal Home Loan Bank	3,099	3,165
Securities sold under agreements to repurchase	2,835	432
Subordinated debentures	19,470	19,414
Other liabilities and accrued expenses	5,500	4,841
Total liabilities	616,088	632,419

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2011 and 2010	15,083	14,811
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2011 and 2010	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,861	15,834
Retained earnings	8,404	7,910
Stock in directors' rabbi trust	(828)	(718)
Directors' deferred fees obligation	828	718
Accumulated other comprehensive income	1,120	499
Total stockholders' equity	45,696	44,282
Total liabilities and stockholders' equity	$ 661,784	$ 676,701

* Derived from audited consolidated financial statements.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations (unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Interest income
Loans	$ 7,153	$ 7,771	$ 21,202	$ 22,790
Investment securities, taxable	333	393	1,094	1,275
Investment securities, non taxable	124	168	433	494
Interest from deposits in banks	22	16	70	60
Total interest income	7,632	8,348	22,799	24,619

Interest expense
NOW, money market, savings	630	857	1,928	2,773
Time deposits	822	1,309	2,654	4,020
Other borrowed funds	189	201	564	655
Total interest expense	1,641	2,367	5,146	7,448

Net interest income	5,991	5,981	17,653	17,171
Provision for loan losses	1,800	6,620	5,150	13,308
Net interest income after provision for loan losses	4,191	(639)	12,503	3,863
Non-interest income
Service charges	300	231	787	682
Mortgage banking income	2,964	3,258	6,668	7,194
Gain on sale of investment securities	28	350	239	535
Gain (loss) on the sale of other real estate owned	(217)	28	(164)	(239)
Other	109	163	384	493
Total non-interest income	3,184	4,030	7,914	8,665

Non-interest expense
Salaries and benefits	3,450	3,253	9,607	8,637
Occupancy and equipment	627	655	1,823	1,861
Professional fees	221	337	703	939
Outside data processing	227	260	627	717
FDIC insurance	98	262	817	781
Advertising and promotion	180	294	410	544
Stationery, printing and supplies	169	153	442	399
Impairment of other real estate owned	576	--	1,999	--
Other real estate owned expense	274	443	883	1,912
Other	540	764	1,543	2,081
Total non-interest expense	6,362	6,421	18,854	17,871

Income (loss) before income taxes	1,013	(3,030)	1,563	(5,343)
Income tax benefit	201	(1,226)	197	(2,270)
Net income (loss)	812	(1,804)	1,366	(3,073)
Dividends and accretion on preferred stock	292	282	872	855
Net income (loss) available (allocable) to common stockholders	$ 520	$ (2,086)	$ 494	$ (3,928)
Net income (loss) per common share
Basic	$ 0.15	$ (0.62)	$ 0.15	$ (1.16)
Diluted	$ 0.15	$ (0.62)	$ 0.15	$ (1.16)

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Third Quarter 2011
(unaudited)
	Quarterly					Years Ended
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
($ in thousands except for share data)	2011	2011	2011	2010	2010	2010	2009

EARNINGS
Net interest income	$ 5,991	5,744	5,918	6,170	5,981	23,341	19,705
Provision for loan loss	$ 1,800	1,650	1,700	1,825	6,620	15,133	10,520
NonInterest income	$ 3,184	2,620	2,110	4,710	4,030	13,375	10,550
NonInterest expense	$ 6,362	7,022	5,470	8,190	6,421	26,061	20,577
Net income (loss)	$ 812	(58)	612	679	(1,804)	(2,394)	(358)
Net income (loss) available to common stockholders	$ 520	(350)	324	392	(2,086)	(3,536)	(1,448)
Basic earnings (loss) per share	$ 0.15	(0.10)	0.10	0.12	(0.62)	(1.04)	(0.43)
Diluted earnings (loss) per share	$ 0.15	(0.10)	0.10	0.12	(0.62)	(1.04)	(0.43)
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,383,748
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,385,102

PERFORMANCE RATIOS
Return on average assets *	0.31%	-0.21%	0.20%	0.22%	-1.19%	-0.51%	-0.22%
Return on average common equity *	6.80%	-4.65%	4.41%	5.24%	-26.45%	-11.08%	-4.21%
Net interest margin (fully-tax equivalent) *	3.89%	3.76%	3.88%	3.80%	3.70%	3.63%	3.20%
Efficiency ratio	68.89%	83.24%	67.47%	74.73%	63.64%	70.38%	67.42%
# full-time equivalent employees - period end	167	168	163	155	153	155	140

CAPITAL
Equity to ending assets	6.90%	6.81%	6.76%	6.54%	6.36%	6.54%	6.88%
Common tangible equity to assets	4.64%	4.54%	4.52%	4.36%	4.25%	4.36%	4.80%
Tier 1 leverage capital ratio - Bank	8.15%	8.00%	7.91%	7.59%	7.43%	7.59%	7.45%
Tier 1 risk-based capital ratio - Bank	9.64%	9.63%	9.38%	9.00%	8.73%	9.00%	8.50%
Total risk-based capital ratio - Bank	12.53%	12.54%	12.24%	11.82%	11.52%	11.82%	11.24%
Book value per common share	$ 9.03	8.86	8.86	8.70	8.79	8.70	9.88

ASSET QUALITY
Net charge-offs (recoveries)	$ 3,190	625	1,645	1,096	5,261	12,855	6,199
Net charge-offs to average loans *	2.58%	0.50%	1.29%	0.84%	4.02%	2.43%	1.19%
Allowance for loan losses	$ 12,049	13,439	12,414	12,359	11,629	12,359	10,081
Allowance for loan losses to loans held invst.	2.46%	2.68%	2.47%	2.40%	2.24%	2.40%	1.90%
Nonperforming loans	$ 24,429	29,827	28,651	27,713	26,972	27,713	14,163
Performing restructured loans	$ 18,168	17,138	11,910	8,396	700	8,396	--
Other real estate owned	$ 8,972	11,513	11,177	9,848	9,763	9,848	13,964
Nonperforming loans to loans held for investment	4.99%	5.95%	5.71%	5.39%	5.20%	5.39%	2.67%
Nonperforming assets to total assets	5.06%	6.26%	6.00%	5.55%	5.25%	5.55%	4.04%

END OF PERIOD BALANCES
Total assets	$ 661,784	660,272	664,130	676,701	700,234	676,701	697,052
Total loans held for investment	$ 489,782	501,144	501,977	514,029	519,177	514,029	530,606
Total deposits	$ 585,184	581,832	589,395	604,567	626,060	604,567	617,471
Stockholders' equity	$ 45,696	44,991	44,903	44,282	44,507	44,282	47,948

AVERAGE BALANCES
Total assets	$ 664,373	666,538	673,663	693,279	698,106	695,847	665,555
Total earning assets	$ 617,852	619,704	626,822	653,276	650,068	650,926	624,031
Total loans held for investment	$ 494,669	500,095	510,051	521,462	523,714	529,415	522,965
Total interest-bearing deposits	$ 534,140	542,800	555,381	574,181	580,084	578,815	528,158
Common stockholders' equity	$ 30,328	30,171	29,795	29,702	31,295	31,924	34,385

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com